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                                                                   EX-99.B(h)(4)

                      TRANSFER AGENCY AND SERVICE AGREEMENT
                      -------------------------------------

                                   SCHEDULE A

                           WELLS FARGO VARIABLE TRUST


                              Asset Allocation Fund
                               Corporate Bond Fund
                               Equity Income Fund
                                Equity Value Fund
                                   Growth Fund
                            International Equity Fund
                            Large Company Growth Fund
                                Money Market Fund
                              Small Cap Growth Fund



September 20, 1999, as amended February 6, 2001.

The parties to this Agreement last approved the Funds listed in the Appendix as of February 6, 2001.



WELLS FARGO VARIABLE TRUST                BOSTON FINANCIAL DATA SERVICES, INC.

BY: /s/ C. David Messman                  BY: /s/ Lynda Kaplan
   ----------------------------------        ---------------------------------
    C. David Messman                          Lynda Kaplan
    Secretary                                 Division Vice President

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